Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 14, 2004

Black Warrior Wireline Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-18754	11-2904094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Rosecrest Lane, Columbus, Mississippi 39701
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (662) 329-1047

(Former name or former address, if changed since last report)

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Item 2.02. Results of Operations and Financial Condition

     Pursuant to a Solicitation Statement dated October 14, 2004 (the “Solicitation Statement”), Black Warrior Wireline Corp. is soliciting Acceptances of a Confirmation, Acknowledgment, Agreement and Consent from the holders of its outstanding Convertible Secured Notes outstanding in the principal amount of approximately $6,295,000 (the “Subordinated Notes”). The Solicitation Statement is further described herein under Item 7.01. Regulation FD Disclosure and it is attached as Exhibit 99.1 hereto.

     The Solicitation Statement discloses, among other information, the following information as to our revenues for the three months ended September 30, 2004:

“Since completing the sale of our Multi-Shot Business, we have continued to operate our wireline, P&A and TCP service activities in substantially the same manner as conducted before the sale. Our activities through June 30, 2004 are described in our Quarterly Report on Form 10-Q for the three and six-month periods ended June 30, 2004, a copy of which is enclosed.

In addition, subsequent to June 30, 2004, our revenues from our continuing operations for the three months ended September 30, 2004 were approximately $14.9 million, an increase of approximately $1.7 million over our revenues for the three months ended June 30, 2004 and an increase of approximately $2.1 million over our revenues for the three months ended September 30, 2003. Our revenues for the three month periods ended September 30, 2004, June 30, 2004 and September 30, 2003 are unaudited. We are unable at this time to provide any further operating results for the three months ended September 30, 2004. Our revenue numbers for the three months ended September 30, 2004 are preliminary but are believed by management to be accurate. These revenue numbers for the three months ended September 30, 2004 are subject to on-going review, and therefore are subject to revision. In addition, our future revenues are subject to conditions in the oil and gas service industry sector and these revenues for the three months ended September 30, 2004 should not necessarily be considered to be indicative of revenues we will realize in future fiscal periods.”

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Item 7.01. Regulation FD Disclosure.

     Our credit facility with General Electric Capital Corporation (“GECC”), as heretofore extended, (our “Current Credit Facility”) expires on November 15, 2004. We intend to negotiate and enter into with GECC or one or more other senior secured lenders an extended, refinanced, renewed, replacement or refunded senior credit facility (the “2004 Credit Facility”) as promptly hereafter as possible. In connection with seeking to enter into the 2004 Credit Facility, we are soliciting the acceptance of the holders of our outstanding Subordinated Notes, as well as the holders of other of our subordinated notes, as to certain matters relating to the continuing subordination of the Subordinated Notes to indebtedness incurred under our 2004 Credit Facility and the extension of the maturity date of our Subordinated Notes. Reference is made to the Solicitation Statement attached hereto as an Exhibit for a complete description of the acceptance the Registrant is seeking and other information relating to the Registrant. There can be no assurance that we will be successful in obtaining the acceptances we are seeking or that we will be successful in negotiating or entering into a 2004 Credit Facility.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not applicable
(b)	Pro forma financial information
Not applicable
(c)	Exhibits:
99.1	Solicitation Statement of the Registrant dated October 14, 2004
99.2	Form of Acceptance: Confirmation, Acknowledgment, Agreement and Consent

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Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Warrior Wireline Corp.

Dated: October 15, 2004	/s/ William L. Jenkins_____________
William L. Jenkins, President